SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 5, 2003

STATION CASINOS, INC

(Exact name of registrant as specified in its charter)

Nevada	000-21640	88-0136443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2411 West Sahara Avenue, Las Vegas, Nevada	89102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 367-2411

N/A
(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

Glenn C. Christenson, Executive Vice President and Chief Financial Officer of the Company, has entered into a Rule 10b5-1 trading plan to sell up to 314,384 shares of the Company’s common stock upon the exercise of certain options.  Portions of the shares may be sold any time the stock achieves certain prearranged minimum prices and may take place beginning on August 22, 2003 and ending on October 31, 2003, unless sooner terminated.  Mr. Christenson will have no control over the timing of any sales under the plan and there can be no assurance that the shares covered by the plan actually will be sold.  Mr. Christenson entered into the plan in order to diversify his financial holdings, although he will continue to have a significant ownership interest in the Company.

This trading plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy.  Rule 10b5-1 allows corporate insiders to establish prearranged written plans to buy or sell a specified number of shares of a company stock over a set period of time.  A plan must be entered into in good faith at a time when the insider is not in possession of material, nonpublic information.  Subsequent receipt by the insider of material, nonpublic information will not prevent transactions under the plans from being executed.

SIGNATURES

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos, Inc.

Date: September 5, 2003	By:	/s/ Glenn C. Christenson
Glenn C. Christenson
Executive Vice President, Chief
Financial Officer, Chief Administrative
Officer and Treasurer